EXHIBIT 5.2

Lansing 313 S. Washington Square Lansing MI 48933 Detroit 333 W. Fort Street – Suite 1400 Detroit MI 48226	Southfield 28411 Northwestern Highway, Suite 500 Southfield MI 48034 Holland 151 Central Avenue - Suite 260 Holland MI 49423	Grand Rapids 1700 E. Beltline NE - Suite 200 Grand Rapids MI 49525

Walter S. Foster
     1878-1961
Richard B. Foster
     1908-1996
Theodore W. Swift
     1928-2000
John L. Collins
     1926-2001
Webb A. Smith
     1938-2025

Charles A. Janssen
Charles E. Barbieri
Scott L. Mandel
Michael D. Sanders
Brent A. Titus
Brian G. Goodenough
Matt G. Hrebec
Deanna Swisher	Thomas R. Meagher
Douglas A. Mielock
Scott A. Chernich
Paul J. Millenbach
Dirk H. Beckwith
Brian J. Renaud
Lynwood P. VandenBosch
Lawrence Korolewicz
James B. Doezema
Anne M. Seurynck
Michael D. Homier
Scott H. Hogan
Benjamin J. Price
Michael R. Blum
Jonathan J. David
Andrew C. Vredenburg
Julie I. Fershtman
Todd W. Hoppe
Jennifer B. Van Regenmorter	Thomas R. TerMaat
Frederick D. Dilley
David R. Russell
Joel C. Farrar
Laura J. Genovich
Karl W. Butterer, Jr.
Mindi M. Johnson
Ray H. Littleton, II
Anna K. Gibson
Nicholas M. Oertel
Alicia W. Birach
Adam A. Fadly
Ryan E. Lamb
Clifford L. Hammond
Matthew S. Fedor
Andrea Badalucco
Stefania Gismondi
Leslie A. Abdoo
Julie L. Hamlet	Michael C. Zahrt
Mark T. Koerner
Warren H. Krueger, III
Taylor A. Gast
Thomas K. Dillon
Robert A. Hamor
Jacquelyn A. Dupler
Dora A. Brantley
James F. Anderton, V
Sara L. Cunningham
Michael A. Cassar
Alexander S. Rusek
Amanda J. Dernovshek
Brandon M. H. Schumacher
Bryan Cermak
Kevin J. Roragen
Allison M. Collins
Steven J. Tjapkes
Erica E.L. Huddas	Jennifer L. Montasir
Mikhail Murshak
Courtney G. Agrusa
Benjamin M. Williams
Rachael Kuilema Klein
Michael R. Kluck
Gabrielle C. Lawrence
Kelly Reed Lucas
Paula K. Manis
Michael G. Oliva
Jeffrey S. Theuer
Lino A. Taormina
Jeffrey G. Schultz
Amanda S. Marinkovski
Alaina M. Nelson
Thomas W. Huyck
Xavier E. Prather
Anthony M. Dalimonte
Nicholas J. Stock, II	Keith T. Brown
Mallory E. Reader
Dina D. Kashat
Lindsey M. Mead
Destiny R. Hughes
Samantha D. Shepard
McKenna S. Rivers
Melanie A. Assad
Matthew C. Murray
Mackenzie M. Almassian
Patrick E. Quinn
Charles R. Sarchet
Rachel A. Conner
Olivia K. Reid
Allison N. Shudark
Badri Yono, Jr.
Lisa V. Gallagher

Writer's Direct Phone:	517.371.8100	Fax:	517.371.8200	Reply To:	Lansing
April 16, 2026
Isabella Bank Corporation
401 North Main Street
Mt. Pleasant, MI 48858
Dear Ladies and Gentlemen:
RE:    Isabella Bank Corporation - Registration Statement on Form S-3
We have acted as Michigan counsel to Isabella Bank Corporation, Inc., a Michigan corporation (the “Company”). You have requested our opinion in connection with the Company’s Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration and proposed issuance and sale from time to time by the Company of up to $75,000,000 aggregate initial offering price of (a) the Company’s senior debt securities (the “Senior Debt Securities”); (b) the Company’s subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”); (c) shares of the Company’s common stock, no par value (the “Common Stock”); (d) subscription rights for the purchase of Common Stock or Debt Securities (the “Rights”); (e) warrants for the purchase of Common Stock or Debt Securities or other securities of the Company (the “Warrants”); and (f) units consisting of Senior Debt Securities, Subordinated Debt Securities, Common Stock, Rights and/or Warrants the (“Units”). The Debt Securities, Common Stock, Rights, Warrants and Units are collectively referred to herein as the “Securities.”
The Securities are to be issued in one or more series and will be offered on a continuous or delayed basis pursuant to Rule 415 of the Securities Act, from time to time as set forth in the Registration Statement, the prospectus contained therein and any amendments or supplements thereto.

April 16, 2026

This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

In rendering the opinions set forth below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and the form of prospectus contained therein and such other documentation deemed necessary and appropriate to render the opinion set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified, photostatic or electronic copies. As to any facts material to the opinions and statements expressed herein that we did not independently establish or verify, we have relied, to the extent we deem appropriate, upon (i) oral or written statements and representations of officers and other representatives of the Company (including without limitation the facts certified in the Opinion Certificate) and (ii) statements and certifications of public officials and others.

For purposes of this opinion letter, we have also assumed that, at the time of the issuance, sale and delivery of any Common Stock and of each series of Securities that includes Common Stock: (a) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and such effectiveness will not have been terminated or rescinded, (b) any applicable prospectus supplement will have been prepared and filed with the Securities and Exchange Commission describing the Common Stock offered thereby, (c) all Common Stock will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in Registration Statement and any prospectus supplement, (d) any definitive purchase, underwriting or similar agreement with respect to any Common Stock offered will have been duly authorized and validly executed and delivered by the parties thereto, (e) at the time of any offering or sale of any shares of Common Stock, there will be sufficient shares of Common Stock, authorized and unissued under the Company’s then operative articles of incorporation (the “Articles of Incorporation”), and not otherwise reserved for issuance, (f) at the time of issuance or sale of the Common Stock, the Company will be validly existing and duly qualified and in good standing under the laws of the State of Michigan, and have the necessary corporate power for such issuance, (g) that the terms, execution and delivery of the Common Stock (i) do not result in breaches of, or defaults under, agreements or instruments to which the Company is bound or violations of applicable statutes, rules, regulations or court or governmental orders, and (ii) comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (h) at the time of the issuance or sale of the Common Stock, the Articles of Incorporation and then operative bylaws of the Company (the “Bylaws” and collectively with the Articles of Incorporation, the “Charter Documents”) are in full force and effect and have not been amended, restated, supplemented or otherwise altered since the date hereof. We have not verified any of the foregoing assumptions.

The opinions expressed in this opinion letter are limited to the laws of the State of Michigan. Our opinions are based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We are not opining on, and we assume no responsibility for, the applicability for, the applicability to or effect on any of the matters covered herein of the laws of any other jurisdiction. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

April 16, 2026

Based upon and subject to the foregoing and the other matters set forth herein, it is our opinion that:

1.The Company is a corporation duly incorporated and validly existing as a Michigan corporation and in good standing under the laws of the State of Michigan.

2.With respect to any shares of Common Stock offered by the Company under the Registration Statement (including for the avoidance of doubt any such shares to be issued by the Company pursuant to or as part of any Warrants, Rights or Units), when (a) the Company has taken all necessary action to authorize and approve the issuance thereof and related matters, and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations have been made in the share register of the Company, in each case in accordance with the Charter Documents, against payment therefor or such other consideration determined by the Company’s Board of Directors and permitted under the Michigan Business Corporation Act and in the manner contemplated by the Registration Statement and/or any applicable prospectus supplement and in accordance with the provisions of the applicable definitive purchase, underwriting or similar agreement, if any, approved by the Company, such shares of Common Stock will be, validly issued, fully paid and non-assessable.

We express no opinion regarding (i) the validity or enforceability of any provisions that purport to waive or not give effect to rights or notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law, (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws, (iii) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (iv) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (v) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (vi) provisions for exclusivity, election or cumulation of rights or remedies, (vii) provisions authorizing or validating conclusive or discretionary determinations, (viii) grants of setoff rights, (ix) the availability of equitable remedies to any person or entity including, but not limited to, specific performance and injunctive relief; (x) the effect of bankruptcy, reorganization, insolvency, fraudulent conveyance, fraudulent transfer, moratorium and other similar laws or equitable principles affecting creditors' rights or remedies (whether applied by a court of law or equity), (xi) the effect of applicable law and court decisions which may hereafter limit or render unenforceable certain rights or remedies of any person or entity and (xii) the severability, if invalid, of provisions to the foregoing effect.

We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement, and to the use of our name as your counsel under “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Securities Act or the General Rules and Regulations promulgated thereunder. We assume no obligation to update or supplement any of the opinions set forth herein to reflect any changes of law or fact that may occur after the Registration Statement becomes effective.

April 16, 2026

Sincerely,

/s/ Foster Swift Collins & Smith PC